UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 31, 2007
BANCORP OF NEW JERSEY, INC.
(Exact Name of Issuer as Specified in Charter)

NEW JERSEY	20-8444387
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
204 MAIN STREET
FORT LEE, NEW JERSEY 07024
(Address of Principal Executive Offices)
(201) 944-8600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
     On July 31, 2007, Bancorp of New Jersey, Inc., a New Jersey corporation (the “Company”), became the bank holding company of Bank of New Jersey, a New Jersey state-chartered bank (the “Bank”), pursuant to a plan of acquisition that was approved by the boards of directors of the Company and the Bank and adopted by the shareholders of the Bank at a special meeting held July 19, 2007.
     The Company was incorporated at the direction of the board of directors of the Bank under the New Jersey Business Corporation Act, referred to as the “NJBCA,” on November 28, 2006, for the primary purpose of becoming the holding company of the Bank. The members of the board of directors of the Bank also serve as the members of the Company’s board of directors.
     Pursuant to the referenced plan of acquisition, the holding company reorganization has been affected through a contribution of all of the outstanding shares of Bank’s class of common stock to the Company in a one-to-one exchange for shares of the Company’s class of common stock. Upon consummation of the reorganization, the Bank became the wholly-owned subsidiary of the Company and all of the former shareholders of the Bank became shareholders of the Company. No shareholders of the Bank elected to exercise dissenters’ rights with respect to the holding company reorganization. The Company did not engage in any operations, other than organizational activities, or issue any shares of its class of common stock prior to consummation of the holding company reorganization.
     As a result of the holding company reorganization, the Company has become the successor issuer to the Bank pursuant to Rule 12g-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Prior to the holding company reorganization, the Bank was subject to the information requirements of the Exchange Act and, in accordance with Section 12(i) thereof, was required to file reports, proxy statements and other information with the Federal Deposit Insurance Corporation (the “FDIC”). Such information filed by the Bank with the FDIC is available for inspection at the offices of the FDIC’s Accounting and Securities Disclosure Section located at Room F-6043, 550 17th Street, N.W., Washington, DC 20429. Copies of those filings may also be obtained by contacting the FDIC’s Accounting and Securities Disclosure Section at (202) 898-8913 or by facsimile at (202) 898-8505.
     This current report on Form 8-K, among other things, serves as notice that the Company is the successor issuer to the Bank under Rule 12g-3 under the Exchange Act. Pursuant to paragraph (a) of Rule 12g-3, the Company’s class of common stock is deemed to be registered under Section 12(g) of the Exchange Act.
     Description of Capital Stock
     The following description summarizes the terms of the Company’s capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to the Company’s certificate of incorporation and the Company’s amended and restated bylaws, copies of which have been filed as exhibits to the Company’s registration statement on Form S-4 (File No. 333-141124), filed with the Securities and Exchange Commission on March 7, 2007, as amended by Amendment No. 1 on Form S-4/A, filed on April 27, 2007 and Amendment No. 2 on Form S-4/A, filed on May 15, 2007.
     The Company’s authorized capital stock consists of 20,000,000 shares of common stock, no par value per share. As of July 31, 2007, the effective date of the holding company reorganization, there were 2,413,256 shares of the Company’s class of common stock outstanding, 348,922 shares of common stock reserved for issuance under stock option plans assumed by the Company in the holding company reorganization, and 476,890 shares of common stock reserved for issuance under outstanding stock purchase warrants assumed by the Company in the holding company reorganization.
     The Company’s class of common stock does not have any conversion, sinking fund or redemption provisions, does not subject shareholders to liability to further capital calls, or restrict the shareholders’ ability to transfer shares (subject to restrictions on transfer under federal and state securities laws and regulations).
     Dividend Rights
     Holders of the Company’s class of common stock are entitled to dividends when, as, and if declared by the Company’s board of directors, subject to the restrictions imposed by the NJBCA and certain regulatory requirements applicable to bank holding companies. The statutory limitations applicable to the Company are that dividends may not be paid if the Company would be unable to pay its debts as they become due in the usual course of its business or if the Company’s total assets would be less than its total liabilities. In addition, applicable regulations of the Board of Governors of the Federal Reserve System will limit the Company’s ability to pay dividends as a result of requirements to maintain adequate capital ratios and for other reasons.
     Voting Rights
     Under the NJBCA and the Company’s certificate of incorporation, each share of the Company’s class of common stock is entitled to one vote per share on each matter submitted to a vote of the Company’s shareholders. Under the NJBCA, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is required to approve any action, other than the election of directors, unless a corporation’s certificate of incorporation provides for a greater voting requirement. The Company’s certificate of incorporation does not provide for any such greater voting requirement.
     Under the NJBCA, the Company is authorized to have one or more directors. The Company’s amended and restated bylaws provide that the number of directors constituting the entire board of directors be no less than one nor more than twenty-five in number and authorizes the board to fix the number constituting the entire board within the foregoing limits. The number of directors constituting the Company’s entire board of directors is currently fixed at nineteen.
     The Company’s certificate of incorporation provides for a classified board of directors. At the Company’s next annual meeting of shareholders, the Company’s board of directors will be classified into three separate classes and thereafter approximately one-third of the directors will be elected each year and, following the establishment of the three classes, each class of directors will serve for three years. Directors will be elected by a plurality of votes cast at an election and cumulative voting is not permitted or required.
     Liquidation Rights
     In the event of liquidation, dissolution or winding up of the Company, holders of the Company’s class of common stock would be entitled to receive, on a pro rata per share basis, any assets distributable to shareholders, after the payment of debts and liabilities and after the distribution to holders of any outstanding shares hereafter issued which have prior rights upon liquidation.

     Preemptive Rights
     Under the NJBCA, shareholders may have preemptive rights if these rights are provided in a corporation’s certificate of incorporation. The Company’s certificate of incorporation, however, does not provide for preemptive rights.
     Appraisal Rights
     Under the NJBCA, shareholders of the Company will have appraisal rights, subject to the broad exceptions described below, upon certain mergers or other reorganizations. Appraisal rights for shareholders of the Company will not be available in any such transaction if shares of the Company are listed for trading on a national securities exchange or held of record by more than 1,000 holders. As of July 31, 2007, the effective date of the holding company reorganization, there were approximately 1,156 holders of shares of the Company’s class of common stock. In addition, appraisal rights are not available to shareholders of an acquired corporation if, as a result of the transaction, shares of the acquired corporation are exchanged for any of the following: cash; any securities listed on a national securities exchange or held of record by more than 1,000 holders; or any combination of cash and such securities. The NJBCA also provides that a corporation may grant appraisal rights in other types of transactions or regardless of the consideration received by providing for such rights in its certificate of incorporation. The Company’s certificate of incorporation, however, does not provide for any such additional appraisal rights.
     Shareholders Protection Act
     A provision of the NJBCA referred to as the “New Jersey Shareholders Protection Act” or, the “Protection Act,” prohibits certain business combinations involving certain New Jersey corporations and an interested shareholder. An “interested shareholder” is defined generally as one who is the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding stock of the corporation. The Protection Act prohibits those business combinations subject to the Protection Act for a period of five years after the date the interested shareholder acquired his, her or its stock, unless the transaction was approved by the corporation’s board of directors prior to the time the interested shareholder acquired his, her or its shares. After the five year period expires, the prohibition on business combinations with an interested shareholder continues unless certain conditions are met. The conditions include: that the business combination is approved by the board of directors of the target corporation; that the business combination is approved by a vote of two-thirds of the voting stock not owned by the interested shareholder; and that the shareholders of the corporation receive a price in accordance with a fair price formula set forth in the Protection Act. Because the Company will be a reporting company under Section 12 of the Exchange Act, the Protection Act will be applicable to it.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANCORP OF NEW JERSEY, INC.
Date: August 2, 2007	By:	Albert F. Buzzetti
Albert F. Buzzetti
President and Chief Executive Officer